Exhibit 99.2

HEALTHY OFFERS, INC.

FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2022 AND 2021

1	Independent Auditor’s Report
3	Balance Sheets as of December 31, 2022 and 2021;
4	Statements of Income for the years ended December 31, 2022 and 2021;
5	Statements of Changes in Stockholders’ Equity for the years ended December 31, 2022 and 2021;
6	Statements of Cash Flows for the years ended December 31, 2022 and 2021;
7	Notes to Financial Statements.

i

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors of

Healthy Offers, Inc.

Opinion

We have audited the accompanying financial statements of Healthy Offers, Inc. (the Company), which comprise the balance sheets as of December 31, 2022 and 2021, and the related statements of income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

To the Board of Directors of

Healthy Offers, Inc.

Page Two

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Sterling Heights, Michigan

December 29, 2023

HEALTHY OFFERS, INC.

BALANCE SHEETS

	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$4,701,355	$5,125,511
Short-term investments	1,595,000	—
Accounts receivable, net	6,840,793	5,247,376
Prepaid expenses and other	179,952	115,382
Employee retention credit receivables	712,779	—
Total current assets	14,029,879	10,488,269
Property and equipment, net	49,092	51,588
Other assets
Net deferred tax asset	567,652	311,696
Investments	2,486,103	—
Intangible assets, net	1,241,786	1,229,942
Operating right-of-use assets, net	234,943	339,302
Deposits	11,086	10,392
Total other assets	4,541,570	1,891,332
TOTAL ASSETS	$18,620,541	$12,431,189

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Factoring line of credit	$—	$567,742
Accounts payable – trade	2,460,803	777,347
Accrued expenses	2,813,961	1,597,887
Income tax payable	437,725	235,674
Deferred revenue	270,000	101,771
Current portion of lease liabilities	113,484	88,958
Current portion of notes payable	—	4,386
Total current liabilities	6,095,973	3,373,765
Non-current liabilities
Lease liabilities, net of current portion	151,256	261,246
Notes payable, net of current portion	—	145,614
Total noncurrent liabilities	151,256	406,860
Total liabilities	6,247,229	3,780,625
Stockholders’ equity
Preferred stock, Series A convertible, $0.001 par value, 10,000,000 shares authorized, 166,667 issued and outstanding at December 31, 2022 and December 31, 2021	250	250
Common stock, $0.001 par value, 20,000,000 shares authorized, 9,951,000 and 9,950,000 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	9,951	9,950
Treasury Stock, $0.001 par value, 25,000 shares held on December 31, 2022 and December 31, 2021	(25)	(25)
Additional paid-in-capital	2,895,929	2,674,293
Retained earnings	9,467,207	5,966,096
Total stockholders’ equity	12,373,312	8,650,564
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,620,541	$12,431,189

The accompanying notes are an integral part of these financial statements.

HEALTHY OFFERS, INC.

STATEMENTS OF INCOME

	For the year ended December 31, 2022	For the year ended December 31, 2021

Net revenue	$28,071,080	$18,549,873
Cost of revenues, exclusive of depreciation and amortization presented separately below	12,172,546	9,467,667
Gross profit	15,898,534	9,082,206

Operating expenses
Selling, general, and administrative	10,520,437	7,673,669
Depreciation, amortization, and noncash lease expense	298,735	282,430
Total operating expenses	10,819,172	7,956,099
Income from operations	5,079,362	1,126,107
Other income (expense)
Other income	726,000	-
Interest Income	33,789	9,710
Interest expense	(26,461)	(41,596)
Total other income (expense)	733,328	(31,886)
Income before provision for income taxes	5,812,690	1,094,221
Income tax provision	1,350,329	325,689
Net income	$4,462,361	$768,532

The accompanying notes are an integral part of these financial statements.

HEALTHY OFFERS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	Series A Convertible Preferred Stock		Common Stock		Treasury Stock		Additional Paid in	Retained
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Total
Balance December 31, 2020	166,667	$250	9,950,000	$9,950	(25,000)	$(25)	$2,412,445	$5,212,564	$7,635,184
Stock based compensation expense	—	—	—	—	—	—	246,848	—	246,848
Accretion of preferred stock dividends	—	—	—	—	—	—	15,000	(15,000)	—
Net income	—	—	—	—	—	—	—	768,532	768,532
Balance December 31, 2021	166,667	250	9,950,000	9,950	(25,000)	(25)	2,674,293	5,966,096	8,650,564

Equity incentive common shares exercised	—	—	1,000	1	—	—	2,429	—	2,430
Stock based compensation expense	—	—	—	—	—	—	257,957	—	257,957
Preferred stock dividend	—	—	—	—	—	—	(53,750)	(946,250)	(1,000,000)
Accretion of preferred stock dividends	—	—	—	—	—	—	15,000	(15,000)	—
Net income	—	—	—	—	—	—	—	4,462,361	4,462,361
Balance December 31, 2022	166,667	$250	9,951,000	$9,951	(25,000)	$(25)	$2,895,929	$9,467,207	$12,373,312

The accompanying notes are an integral part of these financial statements.

HEALTHY OFFERS, INC.

STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2022	For the year ended December 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,462,361	$768,532
Adjustments to reconcile net income to cash
Depreciation and amortization	298,735	282,430
Stock-based compensation expense	257,957	246,848
Noncash lease expense	18,894	306
Deferred income taxes	(255,956)	41,485
Effects of changes in operating assets and liabilities:
Accounts receivable	(1,593,417)	2,050,340
Prepaid expenses and other current assets	(65,264)	36,253
Employee retention credit receivables	(712,779)	—
Accounts payable	1,683,456	(744,325)
Accrued expenses	1,216,074	(1,096,950)
Income taxes payable / receivable	202,051	635,143
Deferred revenue	168,229	(124,521)
NET CASH PROVIDED BY OPERATING ACTIVITIES	5,680,341	2,095,541

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property and equipment	(22,505)	(20,959)
Capitalized software development costs	(285,577)	(457,845)
Purchases of held-to-maturity securities	(4,746,103)	—
Proceeds from the sale of held-to-maturity securities	665,000	—
NET CASH USED IN INVESTING ACTIVITIES	(4,389,185)	(478,804)

CASH FLOWS (USED IN ) / PROVIDED BY FINANCING ACTIVITIES:
Net advances (payments) on factoring line of credit	(567,742)	189,862
Payments on notes payable	(150,000)	—
Proceeds from exercise of stock options	2,430	—
Dividends paid	(1,000,000)	—
NET CASH (USED IN) / PROVIDED BY FINANCING ACTIVITIES	(1,715,312)	189,862
NET (DECREASE) / INCREASE IN CASH AND CASH EQUIVALENTS	(424,156)	1,806,599
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	5,125,511	3,318,912
CASH AND CASH EQUIVALENTS – END OF PERIOD	$4,701,355	$5,125,511
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$33,583	$35,999
Income taxes paid	$1,405,118	$79,166
Noncash accretion of preferred stock dividend	$15,000	$15,000

The accompanying notes are an integral part of these financial statements.

HEALTHY OFFERS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Healthy Offers, Inc. (the Company) is a specialized data-driven company designed to offer advertisers solutions for addressable media in the pharmaceutical and health industries for any cross-channel media campaign. As data and technology are driving enormous change in the structure and economics of media across all channels, the Company was created to assist advertisers in navigating the new landscape. The Company offers the strategic thinking of a boutique agency with addressable audience scale, leverage, and reach. The Company is headquartered in Scottsdale, Arizona.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and assumptions have been made in determining the carrying value of assets, depreciable and amortizable lives of tangible and intangible assets, the carrying value of liabilities, the timing of revenue recognition and related revenue share expenses, and inputs used in the calculation of stock based compensation. Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents. Cash and cash equivalents consist of cash on deposit with a bank.

Cash is held in depository accounts at financial institutions. The combined account balances at the financial institutions often exceed the Federal Deposit Insurance Corporation (FDIC) insurance coverage of $250,000 and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. Management believes, based on the quality of the financial institutions, that the risk is not significant.

Investments

We account for marketable securities in accordance with ASC 320, “Investments - Debt Securities”, which require that certain debt securities be classified into one of three categories: held-to-maturity, available-for-sale, or trading securities, and depending upon the classification, value the security at amortized cost or fair market value.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk including our own credit risk.

HEALTHY OFFERS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In addition to defining fair value, the disclosure requirements around fair value establish a fair value hierarchy for valuation inputs, which is expanded. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels, which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

Level 1 – Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

Level 2 – Inputs are based upon significant observable inputs other than quoted prices included in Level 1, such as quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques. The Company’s stock options are valued using level 3 inputs.

The Company’s carrying amounts of financial instruments including cash and cash equivalents, investments, accounts receivable, accounts payable, and other current liabilities approximate their fair values due to their short maturities.

Accounts Receivable

Accounts receivable are reported at realizable value, net of allowances for doubtful accounts, which is estimated and recorded in the period the related revenue is recorded. The Company has a standardized approach to estimate and review the collectability of its receivables based on a number of factors, including the period they have been outstanding. Historical collection and payer reimbursement experience is an integral part of the estimation process related to allowances for doubtful accounts. In addition, the Company regularly assesses the state of its billing operations in order to identify issues, which may impact the collectability of these receivables or reserve estimates. Because the Company’s customers are primarily large well-capitalized companies, historically there has been very little bad debt expense.

Management recognizes an allowance for uncollectible accounts that reflects their best estimate of amounts that will not be collected based on management’s assessment of the collectibility of specific customer accounts and the aging of the accounts receivable. If there is a deterioration of a major customer’s credit worthiness or actual defaults are higher than the historical experience, management’s estimates of the recoverability of amounts due the Company could be adversely affected. Management has determined an allowance for doubtful accounts is not required as of December 31, 2022 and 2021.

Property and Equipment

Property and equipment are stated at historical cost. Depreciation is provided using straight-line methods over the estimated useful lives of the assets ranging from 3 to 7 years. Amortization of leasehold improvements is provided over the shorter of the lease term or the estimated useful lives of the improvements.

Software Development

Expenditures for software development costs during preliminary project and post-implementation phases are expensed as incurred. Capitalization of internally developed software occurs during the application development stage. Once a project has reached application development, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready to be placed in service. The Company capitalized approximately $285,577 and $457,845 of software development costs during the years ended December 31, 2022 and 2021, respectively. Amortization of software development costs is provided using straight-line methods over the estimated useful life, generally three to five years.

HEALTHY OFFERS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Costs incurred related to implementation in a cloud computing arrangement are capitalized and recognized over the expected term of the hosting arrangement, generally five years.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Stock-Based Compensation

The Company recognizes stock-based compensation expense in the statement of income for share-based awards granted to employees based on their fair values at the time of grant over the vesting period.

Revenue Recognition

Recognition of revenue requires evidence of a contract, probable collection of proceeds, and completion of substantially all performance obligations. We use a 5-step model to recognize revenue. These steps are: identify the contract with a customer, identify the performance obligations in the contract, determine the transaction price, allocate the transaction price to the performance obligations in the contract, and recognize revenue when or as the performance obligations are satisfied.

Revenues are primarily generated from contracts with advertisers for its performance based advertising services, which include the use of data analytics technology and other advertising products and services. Customers typically receive the benefit of the Company’s services as they are performed and substantially all of the Company’s revenue is recognized over time as the services are performed. Solutions include the creation of and access to custom audience data; campaign management, including custom audience targeting; and custom analytics.

Under Topic 606, revenue from contracts with customers is measured based on the consideration specified in the contract with the customer, and excludes any sales incentives and amounts collected on behalf of third parties. A performance obligation is a promise in a contract to transfer a distinct good or service to a customer and is the unit of account under Topic 606. We recognize revenue when we satisfy a performance obligation by transferring control over a product or service to a customer. The amount of revenue recognized reflects the consideration we expect to be entitled to in exchange for such products or services.

Costs incurred in fulfillment of customer contracts principally consist of the cost of media placements. General and administrative costs are charged to expense as incurred. Deferred revenue consists of billings or cash receipts from customers in advance of providing services.

The Company records the accounts receivable and deferred revenue when it has the contractual right to invoice the customer. Deferred revenue is recognized as revenue when obligations on customers contracts are completed. In some instances, the Company collaborates with third parties to perform campaign management. In these instances, the Company provides customer audience data to be used in the execution of media campaigns. Revenue is recorded net of all revenue share agreements and fees. Substantially all revenue is recorded over time as the audience data is accessed and messages are delivered.

HEALTHY OFFERS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Contract Balances

The timing of revenue recognition, billings and cash collections results in accounts receivable and deferred revenue (contract liabilities) on the balance sheets. Amounts are billed as work progresses in accordance with agreed-upon contractual terms, generally on a monthly basis. However, advance deposits are sometimes received before revenue is recognized, resulting in contract liabilities. These deposits are recorded as deferred revenue on the balance sheets and are recognized as revenue when the services are provided.

The following is a summary of the Company’s accounts receivable and contract liabilities:

	December 31, 2022	December 31, 2021	January 1, 2021
Accounts receivable, net	$6,840,793	$5,247,376	$7,297,716
Deferred revenue	270,000	101,771	226,292

Amounts recorded in deferred revenue are generally recognized within 12 months.

Advertising Expenses

Advertising and marketing expenses primarily consist of marketing event participation and business promotions. In fulfillment of customer contracts, the Company incurs advertising and marketing expenses. Advertising and marketing costs incurred on behalf of a customer are recorded as cost of sales on a gross basis as the Company is ultimately responsible for paying the expense to the vendor. Advertising and marketing costs presented in the financial statements of $91,868 and $102,715 for the years ended December 31, 2022 and 2021, respectively, are expenses incurred for the benefit of the Company.

Income Taxes

Deferred income taxes are provided for temporary differences between financial statements and income tax reporting. Temporary differences are differences between the amounts of the assets and liabilities reported for financial statement purposes and their tax bases.

Deferred tax assets are recognized for temporary differences that will be deductible in future years’ tax returns and for operating loss and tax credit carryforwards. Deferred tax assets are recognized only if it is more likely than not that a tax position will be realized or sustained upon examination by the relevant taxing authority. A tax position that meets the more likely than not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that ha a greater than 50% likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.

Deferred tax assets are reduced by a valuation allowance if it is deemed more likely than not that some or all of the deferred tax assets will not be realized. Deferred tax liabilities are recognized for temporary differences that will be taxable in the future years’ tax returns.

Management believes there are no material uncertain tax positions for which a liability (unrecognized tax benefit) should be recognized. The federal and state income tax returns of the Company from 2019 to 2022 are subject to examination by the Internal Revenue Service and state taxing authorities, generally for three years after they were filed.

HEALTHY OFFERS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Guidance

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. ASU 2019-12 is intended to improve consistent application and simplify the accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and clarifies and amends existing guidance. ASU 2019-12 was effective for us as of January 1, 2021. The adoption of this standard did not have a material effect on our financial position, results of operations, or cash flows.

In June 2016, the Financial Accounting Standards Board (the “FASB”) issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 provides for a new impairment model that requires measurement and recognition of expected credit losses for most financial assets and certain other instruments, including but not limited to accounts receivable and available for sale debt securities. ASU 2016-13 was effective for us on January 1, 2020. The adoption of this standard did not have a material effect on our financial position, results of operations, or cash flows.

Not Yet Adopted

ASU Topic 2021-08 Business Combinations (Topic 805), Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires contract assets and contract liabilities acquired in a business combination to be recognized and measured by the acquirer on the acquisition date in accordance with ASC 606, Revenue from Contracts with Customers, as if it had originated the contracts. The standard is effective for the Company’s fiscal year beginning January 1, 2023, with early adoption permitted. The adoption of this standard is not expected to have a material effect on our financial position, results of operations, or cash flows.

NOTE 3 – INVESTMENTS

We account for marketable securities in accordance with ASC 320, “Investments - Debt Securities”, which require that certain debt securities be classified into one of three categories: held-to-maturity, available-for-sale, or trading securities, and depending upon the classification, value the security at amortized cost or fair market value. At December 31, 2022 and December 31, 2021, we have recorded $4.1 million and $0.0 million, respectively, of held-to-maturity government bonds, U.S. Treasury notes, and certificates of deposit at amortized cost basis. Our held-to-maturity investments have maturity dates between March 2024 and July 2025.

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Bonds	$3,386,767	$—	$35,149	$3,351,618
Treasury notes	550,336	—	2,264	548,072
Certificates of deposit	144,000	—	543	143,457
Total	$4,081,103	$—	$37,956	$4,043,147

HEALTHY OFFERS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31:

	2022	2021
Office furniture and equipment	$82,948	$82,948
Leasehold improvements	118,809	118,809
Equipment	180,463	157,957
	382,220	359,714
Less accumulated depreciation	(333,128)	(308,126)
Property and equipment, net	$49,092	$51,588

Depreciation expense was $25,002 and $38,362 for the years ended December 31, 2022 and 2021, respectively.

NOTE 5 – INTANGIBLE ASSETS

Intangible assets consisted of the following at December 31:

	2022	2021
Internally developed software	$1,833,892	$1,195,302
Software development in process	182,892	535,905
	2,016,784	1,731,207
Less accumulated amortization	(774,998)	(501,265)
Total	$1,241,786	$1,229,942

Amortization expense was $273,733 and $244,069 for the years ended December 31, 2022 and 2021, respectively.

Estimated amortization expense for each of the next five years is as follows:

Year Ending December 31	Amount
2023	$319,113
2024	278,111
2025	233,919
2026	127,719
2027	100,032
$1,058,894
Software development in process	$182,892
Total	$1,241,786

HEALTHY OFFERS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 6 – FACTORING LINE OF CREDIT

The Company had a $4,000,000 factoring credit facility. The Company, from time to time, submitted selected accounts receivable invoices for the ability to draw up to 90% of the outstanding invoice balance (remaining 10% placed in reserve until the corresponding invoice was paid). Under the factoring arrangement, in addition to having the facility secured by the Company’s accounts receivable, the Company had full liability on any uncollected balances advanced under the facility. Additionally, the Company paid an interest rate at the prime rate plus 3.75%, but not less than 7%, plus a fixed discount of between 0.25%-0.75% depending on the age of the receivable factored and a monthly service charge for the use of the line of credit. As of December 31, 2022 and 2021, the balance due under the factoring credit facility was $0 and $567,742, respectively. The total balance of receivables factored under the agreement as of December 31, 2022 and 2021 was $0 and $1,187,061, respectively. In October 2022, all the outstanding principal and interest was paid in full and the account was closed.

NOTE 7 – NOTES PAYABLE

On June 14, 2020, the Company received an Economic Injury Disaster Loan (EIDL) from the SBA in the amount of $150,000 under the Small Business Act. The loan bore interest at a fixed rate of 3.75% per annum, had a term of 30 years, and was secured by the assets of the Company. Payment of principal and interest was deferred until 24 months from the date of the note, at which time the balance was scheduled to be repaid in monthly payments of principal and interest totaling $731. During the year ended December 31, 2022, the note balance was paid in full.

On April 14, 2020, the Company received a Paycheck Protection Program Loan (“PPP”) from a bank in the amount of $908,400 to fund payroll, rent, utilities, and interest on existing debt. The Company recognized $916,222 of other income related to this agreement during the year ended December 31, 2020, which represents the full principal and interest that would have been payable under the program.

NOTE 8 – LEASES

During the years ended December 31, 2022 and 2021, we had operating leases for office space in one multi tenant facilities in Scottsdale, Arizona. We also had a vehicle lease which expires January 2024. The Company also had a storage space lease in New York, New York.

Lease-related assets, or right-of-use assets, are recognized at the lease commencement date at amounts equal to the respective lease liabilities, adjusted for prepaid lease payments, initial direct costs, and lease incentives received. Lease-related liabilities are recognized at the present value of the remaining contractual fixed lease payments, discounted using our incremental borrowing rate. Amortization of the right of use assets is recognized as non-cash lease expense on a straight-line basis over the lease term, while variable lease payments are expensed as incurred. Short term lease costs include month to month leases and occasional rent for transient meeting and office spaces in shared office space facilities.

HEALTHY OFFERS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 8 – LEASES (CONTINUED)

For the twelve months ended December 31, 2022 and 2021, the Company’s operating lease cost was $118,180 and $126,308, respectively. Operating lease costs are included in operating expenses within the Company’s statements of income:

As of December 31, 2022

2023	$122,601
2024	116,651
2025	38,908
Total	278,160
Less: discount	(13,420)
Total lease liabilities	$264,740

The weighted average remaining lease term at December 31, 2022 for operating leases is 2.18 years and the weighted average discount rate used in calculating the operating lease asset and liability is 4.47%. Cash paid for amounts included in the measurement of lease liabilities was $99,285 and $140,095 for the twelve months ended December 31, 2022 and 2021, respectively. For the twelve months ended December 31, 2022 and 2021, payments on lease obligations were $118,180 and $126,308, respectively, and amortization on the right of use assets was $104,358 and $108,560, respectively.

NOTE 9 – DEFERRED REVENUES

Under ASC 606, Revenue from Contracts with Customers, we record revenue when earned, rather than when billed. From time to time, we may invoice the customer prior to being able to recognize the revenue. Amounts billed in advance of revenue recognition are presented as deferred revenue on the balance sheets.

The Company has several signed contracts with customers for the distribution of messaging, or other services, which include payment in advance. The payments are not recorded as revenue until the revenue is earned under its revenue recognition policy. Deferred revenue was $270,000 and $101,771 as of December 31, 2022 and December 31, 2021, respectively. The contracts are all short term in nature and all revenue is expected to be recognized within 12 months, or less. The following is a summary of activity for the deferred revenue account during each of the twelve months ended December 31, 2022 and 2021.

	2022	2021
Balance January 1	$101,771	$226,292
Revenue recognized	(542,027)	(673,127)
Amount collected	710,256	548,606
Balance December 31	$270,000	$101,771

HEALTHY OFFERS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 10 – STOCKHOLDERS’ EQUITY

Series A Convertible Preferred Stock

The Company had 10,000,000 shares of preferred stock with 200,000 shares for Series A convertible preferred stock, authorized as of December 31, 2022 and 2021. The shares have a par value of $0.001. The Company issued 166,667 shares of Series A preferred Stock during 2015, at $1.50 per share for a total of $250,000. The stock accrues dividends at 6% per annum, paid quarterly for the first two years. Thereafter, the dividends will accrue and will be payable in preference to any dividends paid on the common stock. During the years ended December 31, 2022 and 2021, the Company recorded an accretion of undeclared dividends of $15,000, which is reflected as an increase in additional paid in capital on the preferred stock.

There were dividends of $53,750 paid in 2022. There were no dividends paid in 2021.

Each share of Series A convertible preferred Stock is convertible at the option of the holder into one share of common stock. Upon any liquidation, dissolution, or winding up of the Company, after all creditors are paid in full and before any liquidation distribution is made to the holders of common stock, each holder of Series A preferred will be entitled to receive a liquidation preference equal to $2.25 per share, plus accrued and unpaid dividends. As of December 31, 2022, there were $12,500 of undeclared dividends.

Common and Treasury Stock

The Company has authorized the issuance of 20,000,000 shares, $0.001 par value per share, of which 9,975,000 were issued in connection with a tax-free reorganization and exercise of stock options. During 2019, 25,000 shares were repurchased for $50,000 and are maintained as treasury stock as of December 31, 2022.

NOTE 11 – STOCK BASED COMPENSATION

Stock Options

In September 2012, the Company adopted the Healthy Offers, Inc. 2012 Stock Option Plan Agreement (the 2012 Plan). Under the 2012 Plan, the Company could make grants to employees, officers, directors, consultants, and advisors of the Company. The 2012 Plan included provisions for the issuance of up to 2,000,000 shares of common stock. Vesting terms and the option expiration were specified in each award as granted, with the term not to exceed 10 years.

HEALTHY OFFERS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 11 – STOCK BASED COMPENSATION (CONTINUED)

In 2015, the Company adopted the 2015 Option Plan (the 2015 Plan). Under the 2015 Plan, awards of the Company’s equity may be granted to officers, employees, directors, and other key persons (including consultants and prospective employees) of the Company to provide such individuals with an incentive for performance to generate returns to Company stockholders. An award is an incentive stock option, or a nonqualified stock option granted pursuant to the 2015 Plan. The Company initially reserved 3,000,000 shares of common stock for issuance under the 2015 Plan. The term of the stock options granted under the Plan may not exceed 10 years.

The compensation expense related to options for the years ended December 31, 2022 and 2021 was $257,957 and $246,848, respectively. The fair value of these instruments was calculated using the Black-Scholes option pricing model.

During 2021, the Company granted certain performance based stock options, the expense for which will be recorded over time once the achievement of the performance is deemed probable. There was no expense related to these options recorded during the period.

Summary information related to the stock option plans are as follows:

	2022		2021
	Options Outstanding	Weighted average exercise price	Options Outstanding	Weighted average exercise price
Outstanding at beginning of year	1,292,652	$2.15	1,314,872	$2.10
Granted	720,900	4.73	52,500	3.79
Exercised	(1,000)	2.43	—	—
Expired or forfeited	(771,354)	2.22	(74,720)	2.43
Outstanding at end of year	1,241,198	$3.61	1,292,652	$2.15

HEALTHY OFFERS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 11 – STOCK BASED COMPENSATION (CONTINUED)

The table below reflects information for the total options outstanding at December 31, 2022

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number of Options	Weighted average remaining contractual life (years)	Weighted average exercise price	Options Exercisable	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price
$1.00	150,000	0.6	$1.00	150,000	0.6	$1.00
1.50	12,500	2.8	1.50	12,500	2.8	1.50
2.00	102,500	3.6	2.00	102,500	3.6	2.00
2.43	192,798	7.1	2.43	87,620	7.0	2.43
2.70	10,000	6.1	2.70	10,000	6.1	2.70
3.79	167,500	9.1	3.79	17,500	8.7	3.79
$4.91	605,900	9.7	4.91	—	—	4.91
Total	1,241,198	7.5	$3.61	380,120	3.5	$1.79

The value of each common stock option granted is estimated on the date of grant using the Black-Scholes method with the following weighted-average assumptions for the years ended December 31:

	2022	2021
Expected Term (Years)	3	6
Dividend Yield	—%	—%
Risk-Free Interest Rate	1.99%	1.07%
Volatility	65%	60%

A summary of the status of the Company’s nonvested options as of December 31, 2022, and changes during the year ended December 31, 2022, is presented below.

Nonvested Options	Options	Weighted average exercise price
Nonvested at January 1, 2022	361,969	$2.74
Granted	720,900	$4.73
Vested	(187,438)	$2.56
Forfeited	(34,353)	$2.43
Nonvested at December 31, 2022	861,078	$4.41

There is $1,590,086 of expense remaining to be recognized over a period of approximately 2.5 years related to options outstanding at December 31, 2022.

HEALTHY OFFERS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 12 – CONTINGENCIES AND COMMITMENTS

The Company has contracts with various media channel and data partners. From time to time the Company enters into arrangements with a partner to acquire minimum amounts of media or data. As of December 31, 2022, the Company had commitments under long term agreements totaling $13.5 million through 2028. Of this total, $3.6 million is due in 2023.

The Company is not currently involved in any material legal proceedings.

NOTE 13 – INCOME TAXES

The provision (benefit) for Federal income tax consists of the following for the years ended December 31, 2022 and 2021:

	2022	2021
Federal income tax benefit (expense) attributable to:
Current tax expense	$1,606,285	$284,204
Deferred tax (benefit) expense	(255,956)	41,485
Total tax expense	$1,350,329	$325,689

Income tax expense differs from the amounts computed by applying the U.S. federal income tax rate of 21 percent to pretax income as a result of the following:

	2022	2021

Computed income tax expense at the statutory rate	$1,220,664	$229,786
State and local income taxes, net of federal income tax	122,712	44,076
Effect of other permanent differences	53,375	51,838
Research and development credits	(48,391)	—
Other adjustments	1,969	(11)
Total income tax expense	$1,350,329	$325,689

HEALTHY OFFERS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 13 – INCOME TAXES (CONTINUED)

The cumulative tax effect of significant items comprising our net deferred tax amount at the expected rate of 21% is as follows as of December 31, 2022 and 2021:

	2022	2021
Deferred Tax Assets
Research and development credit carryovers	$355,052	$267,906
Net operating loss carryovers	154,446	190,820
ERC credit	—	123,232
Accruals	104,721	66,109
Lease liability - operating	65,311	86,132
Other	213	15
Total deferred tax assets	679,743	734,214

Deferred Tax Liabilities
Intangible assets	—	(300,773)
Right of use assets	(57,960)	(83,450)
Prepaid expenses and other current assets	(42,020)	(25,607)
Property and equipment	(12,111)	(12,688)
Total deferred tax liabilities	(112,091)	(422,518)
Net deferred tax asset	$567,652	$311,696

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management assesses the available positive and negative evidence to estimate if sufficient future taxable income will be generated to use the existing deferred tax assets. On the basis of this evaluation, management believes it is more likely than not that the Company will realize the benefits of its deferred tax assets.

Management does not believe that there are significant uncertain tax positions in 2021. There are no interest and penalties related to uncertain tax positions in 2021.

NOTE 14 – CONCENTRATIONS

For the year ended December 31, 2022, two of the Company’s customers represented approximately 58% of total sales. For the year ended December 31, 2021, three of the Company’s customers represented approximately 65% of total sales. Accounts receivable related to these customers was approximately 56% and 51% of total accounts receivable as of the years ended December 31, 2022 and 2021, respectively.

For the year ended December 31, 2022, there were four vendors that represented approximately 79% of cost of sales. For the year ended December 31, 2021, three vendors represented approximately 66% of cost of sales.

HEALTHY OFFERS, INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 15 – GOVERNMENT GRANTS

During 2022, the Company qualified to receive Employee Retention Credits (ERC) which are funded from the Internal Revenue Service (IRS). The Company recognized $726,000 of other income related to performance requirements being met and costs being incurred in compliance with the program.

Small Business Administration Loan

During the year ended December 31, 2021, the Company received full forgiveness for a loan from the U.S. Small Business Administration (“SBA”). According to the rules of the SBA, the Company is required to retain documentation for six years after the date the loan is forgiven or repaid in full, and permit authorized representatives of the SBA, including representatives of its Office of Inspector General, to access such files upon request. Should the SBA conduct such a review and reject all or some of the Company’s judgements pertaining to satisfying conditions of the loan, the Company may be required to adjust previously reported amounts and disclosures in the consolidated financial statements.

NOTE 16 – BENEFIT PLAN

The Company has a defined contribution 401(k) plan (the Plan) providing for matching contributions of 4%. Employees 21 years of age are eligible to participate in the Plan. The Company incurred expenses related to the matching contributions of $230,171 and $147,413 to the Plan for the years ended December 31, 2022 and 2021, respectively.

NOTE 17 – RELATED-PARTY TRANSACTIONS

In July 2018, the Company entered into a data licensing agreement with one of the minority owners of the Company which expired July 2023. The agreement required payments based on prescription claims data that ranged from $750,000 to $950,000 per year. The related party also provided ad hoc data reporting to the Company which was contracted on an individual program basis. During the years ended December 31, 2022 and 2021, the Company incurred expenses of approximately $1,419,297 and $1,404,012. The Company had balances due to the related party totaling $699,526 and $579,750 at December 31, 2022 and 2021, respectively, which were included in accrued expenses on the accompanying balance sheets.

NOTE 18 – SUBSEQUENT EVENTS

In October 2023, the OptimizeRx Corporation acquired 100% of the outstanding shares of Healthy Offers, Inc. (d/b/a Medicx Health), a Nevada corporation. On October 24, 2023, a newly formed wholly-owned subsidiary of OptimizeRx Corporation consummated the merger with and into Medicx Health, with Medicx Health continuing as the surviving company and a wholly-owned subsidiary of OptimizeRx Corporation (the “Merger”). The aggregate merger consideration the Company paid to the securityholders of Medicx at the closing was $95,000,000, subject to certain customary post-acquisition purchase price adjustments.